UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

 _________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2025

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Verint Systems Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Broadhollow Road
Melville,	New York	11747
(Address of principal executive offices, and zip code)

(631)	962-9600
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2025, Verint Systems Inc. (the "Company" or "Verint") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). On June 22, 2023, Verint's stockholders approved the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan (the "Existing Plan"). On May 7, 2025, the board of directors of Verint (the "Board") adopted Amendment No. 1 ("Amendment No. 1") to the Existing Plan (as amended by Amendment No. 1, the "Amended Plan"), subject to stockholder approval. At the Annual Meeting, Verint's stockholders approved Amendment No. 1.

The Amended Plan authorizes the Board to provide equity-based compensation to employees, directors, and certain consultants of the Company and its subsidiaries in the form of (1) stock options, including incentive stock options entitling the participant to favorable tax treatment under the Internal Revenue Code of 1986, as amended, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, and (6) other stock-based awards, including stock grants and dividend equivalents. Subject to adjustment as provided in the Amended Plan and its share counting rules, the number of shares of Verint's common stock that may be issued or transferred will not exceed the sum of (i) 6,561,000 shares on an option-equivalent basis, plus (ii) the number of shares remaining available for issuance under the Existing Plan on June 19, 2025, plus (iii) the number of shares that become available for issuance under the Amended Plan share counting provisions (including, but not limited to, shares that are recycled as a result of forfeiture or cancellation of unvested awards outstanding under the Existing Plan and under the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan). Further, awards to non-employee directors will be subject to the Non-Employee Director Compensation Limit (as defined in the Amended Plan). Amendment No. 1 also extends the term of the Amended Plan to June 19, 2035 and revises the fungible share counting ratio from 1.90 to 1.86.

Except as noted above, the principal features of the Amended Plan are the same as the principal features of the Existing Plan.

A copy of Amendment No. 1 has been filed as Exhibit 10.1 hereto and is incorporated herein by reference.

5.07 Submission of Matters to a Vote of Security Holders.
On June 19, 2025, Verint held its Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2025 (the "Proxy Statement").
1.Election of Directors. The Company's stockholders elected the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	58,594,941	1,114,331	4,144,922
Linda Crawford	57,355,657	2,353,615	4,144,922
Reid French	58,926,833	782,439	4,144,922
Stephen Gold	59,050,959	658,313	4,144,922
William Kurtz	59,008,483	700,789	4,144,922
Andrew Miller	59,179,140	530,132	4,144,922
Richard Nottenburg	56,690,693	3,018,579	4,144,922
Kristen Robinson	57,102,148	2,607,124	4,144,922
Yvette Smith	57,966,264	1,743,008	4,144,922
Jason Wright	59,022,409	686,863	4,144,922

2.Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2026. The results of the voting were 62,241,400 votes for, 1,602,120 votes against, and 10,674 abstentions.

3.Approval of Named Executive Officer Compensation. The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The results of the voting were 54,768,069 votes for, 4,922,670 votes against, 18,533 abstentions, and 4,144,922 broker non-votes.

4.Approval of Amendment No. 1 to the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan. The Company's stockholders approved Amendment No. 1 to the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan. The results of the voting were 55,196,563 votes for, 4,490,045 votes against, 22,664 abstentions, and 4,144,922 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

10.1	Amendment No. 1 to the Verint Systems Inc. 2023 Long-Term Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	June 20, 2025

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer